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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

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(In thousands, except per share data)

                                     Three Months Ended       Six Months Ended
                                          June 30                 June 30
                                     -------------------    -------------------
                                        1998        1997        1998       1997
                                     --------   --------    --------   --------
Basic:
  Average shares outstanding          155,992    158,289     156,353    159,090
                                     ========   ========    ========   ========

Net income                           $150,383   $129,710    $294,766   $253,482
Less preferred stock dividends          4,275      4,275       8,550      8,550
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $146,108   $125,435    $286,216   $244,932
                                     ========   ========    ========   ========

Basic net income per share              $0.94      $0.79       $1.83      $1.54

Diluted:
  Average shares outstanding          155,992    158,289     156,353    159,090
  Noninvested stock                       209        205         199        207
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         2,812      2,213       2,839      2,250
                                     --------   --------    --------   --------
    Diluted average shares            159,013    160,707     159,391    161,547
                                     ========   ========    ========   ========

Net income                           $150,383   $129,710    $294,766   $253,482
Less preferred stock dividends          4,275      4,275       8,550      8,550
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $146,108   $125,435    $286,216   $244,932
                                     ========   ========    ========   ========

Diluted net income per share            $0.92      $0.78       $1.80      $1.52

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